SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

                         [ ] PRELIMINARY PROXY STATEMENT
                         [X] DEFINITIVE PROXY STATEMENT
                       [ ] DEFINITIVE ADDITIONAL MATERIALS
        [ ] SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12
                [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                       (AS PERMITTED BY RULE 14a-6(e)(2))

                         ACI TELECENTRICS, INCORPORATED

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] NO FEE REQUIRED
  [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(4) AND 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

       [ ] Fee paid previously with preliminary materials.
       [ ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing party:

(4)    Date filed:

                         ACI TELECENTRICS, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2001


TO THE SHAREHOLDERS OF ACI TELECENTRICS, INCORPORATED:

        The 2001 Annual Meeting of Shareholders of ACI Telecentrics, Incorporated will be held at the offices of Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota, 55402 at 3:30 p.m. on Thursday, May 24, 2001, for the following purposes:

1.      To set the number of members of the Board of Directors at six (6).

2.      To elect members of the Board of Directors.

3. To take action on any other business that may properly come before the meeting or any adjournment thereof.

        Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 2000 Annual Report to Shareholders.

        Only shareholders of record as shown on the books of the Company at the close of business on March 23, 2001 will be entitled to vote at the 2001 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

        You are cordially invited to attend the 2001 Annual Meeting. Whether or not you plan to attend the 2001 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help your Company avoid the unnecessary expense of further requests for proxies.


                                        By Order of the Board of Directors,




                                        Rick N. Diamond
                                        CHIEF EXECUTIVE OFFICER

Dated: April 23, 2001
       Minneapolis, Minnesota

                         ACI TELECENTRICS, INCORPORATED

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 24, 2001


        The accompanying Proxy is solicited by the Board of Directors of ACI Telecentrics, Incorporated (the Company) for use at the 2001 Annual Meeting of Shareholders of the Company to be held on May 24, 2001, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

        The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        Any shareholder giving a Proxy may revoke it any time prior to its use at the 2001 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of the Company or by filing a later dated written Proxy with an officer of the Company. Personal attendance at the 2001 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2001 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of such proposal as set forth in the Notice of Meeting or, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

        The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

        The mailing address of the principal executive office of the Company is 3100 West Lake Street, Suite 300, Minneapolis, Minnesota 55416. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about April 23, 2001.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        The Board of Directors of the Company has fixed March 23, 2001 as the record date for determining shareholders entitled to vote at the 2001 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2001 Annual Meeting. At the close of business on March 23, 2001, there were 5,775,241 shares of the Company's Common Stock, no par value, issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2001 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

               PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

        The following table provides information as of March 23, 2001 concerning the beneficial ownership of the Company's Common Stock by (i) the persons known by the Company to own more than 5% of the Company's outstanding Common Stock,
(ii) each director of the Company, (iii) the named executive officers in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

        Name (and Address of 5%                Number of Shares        Percent
      Owner) or Identity of Group           Beneficially Owned (1)     of Class

Rick N. Diamond                                  2,200,000 (2)          34.6%
3100 West Lake Street. Suite 300
Minneapolis, MN 55416

Gary B. Cohen                                    2,200,000 (3)          34.6%
3100 West Lake Street, Suite 300
Minneapolis, MN 55416

Dana Olson                                         174,000 (4)           2.7%

Lois Dirksen                                        67,657 (5)           1.1%

Seymour Levy                                        32,000 (6)            *

Phillip T. Levin                                    32,000 (7)            *

Douglas W. Franchot                                 31,000 (8)            *

Thomas F. Madison                                   30,000 (9)            *

All Executive Officers and Directors             4,779,991 (10)         75.3%
as a Group (9 Individuals)

* Less than 1%.

(1) Under the rules of the Securities and Exchange Commission (SEC), shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group.

(2) Includes 100,000 shares which may be purchased by Mr. Diamond upon exercise of currently exercisable options.

(3) Includes 40,000 shares held by the Cohen Family Trust U/A dated 6/11/99 and 100,000 shares which may be purchased by Mr. Cohen upon exercise of currently exercisable options.

(4) Includes 174,000 shares which may be purchased by Mr. Olson upon exercise of currently exercisable options.

(5) Includes 66,500 shares which may be purchased by Ms. Dirksen upon exercise of currently exercisable options.

(6) Includes 31,000 shares which may be purchased by Mr. Levy upon exercise of currently exercisable options.

(7) Includes 31,000 shares which may be purchased by Mr. Levin upon exercise of currently exercisable options.

(8) Includes 31,000 shares which may be purchased by Mr. Franchot upon exercise of currently exercisable options.

(9) Includes 30,000 shares which may be purchased by Mr. Madison upon exercise of currently exercisable options.

(10) Includes 13,334 shares which may by purchased by Mr. William Nolte, Executive Vice President of Finance, upon exercise of currently exercisable options.

                              ELECTION OF DIRECTORS
                              (PROPOSALS #1 AND #2)

        The Bylaws of the Company provide that the number of directors, which shall be not less than one, shall be the number set by the shareholders. The Board of Directors unanimously recommends that the number of directors be set at six and that six directors be elected. Unless otherwise instructed, the Proxies will be so voted.

        Under applicable Minnesota law, approval of the proposal to set the number of directors at six and the election of the nominees to the Board of Directors require the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

        In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the present Board of Directors. If, prior to the 2001 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2001 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors. Alternatively, the Proxies may, at the

Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

   Name and Age of                         Current Position           Director
  Director/Nominee         Age             with the Company             Since

Rick N. Diamond            38        Chairman of the Board, Chief
                                     Executive Officer                   1987

Gary B. Cohen              39        President and Director              1987

Seymour Levy               77        Director                            1996

Douglas W. Franchot        55        Director                            1996

Phillip T. Levin           57        Director                            1996

Thomas F. Madison          65        Director                            1996


                  BUSINESS EXPERIENCE OF THE DIRECTOR NOMINEES

        RICK N. DIAMOND is co-founder of the Company and has served as the Chief Executive Officer and a director of the Company since its inception in 1987. Mr. Diamond holds a B.A. degree from the University of Wisconsin-Madison and J.D. degree from Washington University-School of Law in St. Louis, Missouri. Prior to and since founding the Company, he has been active in community and business affairs.

        GARY B. COHEN is co-founder of the Company and has served as the Company's President and as a director since its inception in 1987. Mr. Cohen holds a B.S. degree from the University of Minnesota. Prior to and since founding the Company, he has been active in community and business affairs.

        SEYMOUR LEVY has served as President of Sy Levy & Associates, Inc., a management and organizational consulting firm since 1974.

        DOUGLAS W. FRANCHOT has served as President of Franchot, Cohen & Associates, an executive search consulting company since August 1999.

        PHILLIP T. LEVIN has served as a director and officer of Metacom, a distributor of audio cassettes, since he co-founded it in 1970. Mr. Levin has also served as Chairman of the Board of Directors of Zomax Optical Media, Inc., a manufacturer of compact discs, since April 1996.

        THOMAS F. MADISON has served as Chairman of Communications Holdings, Inc., a distributor of communication equipment since December 1996. Mr. Madison has served as President and CEO of MLM Partners, a venture capital firm since January 1993. From February 1994 to September 1994, Mr. Madison served as Vice Chair and Office of the CEO of Minnesota Mutual Insurance. From July 1988 to December 1992, Mr. Madison served as President -- US WEST Communications Markets.

                          BOARD AND COMMITTEE MEETINGS

        During fiscal 2000, the Board of Directors held five formal meetings. No director attended less than 75% of the meetings of the Board and the committees on which such director served during 2000. The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

        The Audit Committee members are Phillip T. Levin, Thomas F. Madison and Douglas W. Franchot. This committee reviews the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. During 2000, the Audit Committee met once.

        The Compensation Committee members are Seymour Levy, Phillip T. Levin and Douglas W. Franchot. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate. In addition, this committee is vested with the same authority as the Board of Directors with respect to the granting of options and the administration of the Company's 1996 Stock Option Plan. During 2000, the Compensation Committee met twice.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Chief Executive Officer, and the two other most highly compensated executive officers of the company whose salary and bonus exceeded $100,000 in the last fiscal year. No other executive officer's total annual salary and bonus exceeded $100,000 based on salary and bonus earned during fiscal year 2000.

                                                                                      Long Term Compensation
                                                                                  ------------------------------
                                                     Annual Compensation                 Awards         Payouts
                                             ----------------------------------   -------------------   --------
                                                                                  Restricted              LTIP
                                                                                     Stock               Payouts
Name And Principal Position    Fiscal Year   Salary($)    Bonus($)    Other($)     Awards($)  Options      ($)
Rick N. Diamond,                  2000       249,135       14,653     24,260(1)       --      100,000      --
Chief Executive                   1999       157,836       12,138     16,706          --           --      --
Officer                           1998       163,894           --     28,036          --           --      --

Gary B. Cohen,                    2000       249,135       14,653     22,432(1)       --      100,000      --
President                         1999       157,836       12,138     14,325          --           --      --
                                  1998       163,894           --     28,545          --           --      --

Dana Olson,                       2000       179,417       14,653      5,500(1)       --       45,000      --
Executive Vice President/COO      1999       140,000       12,138         --          --           --      --
                                  1998       117,154           --         --          --        5,000      --

Lois Dirksen,                     2000       147,538       14,653         --          --       30,000      --
Executive Vice President of Sales 1999       101,308       12,138         --          --        7,500      --
                                  1998        88,096           --         --          --        5,000      --

(1) Other compensation reported represents (a) the premiums paid by the company for life insurance for the benefit of such officer (b) value of personal use portion of company provided automobile (c) and auto allowance. The dollar value of each such benefit for the year ended December 31, 2000 is R. Diamond (a) $17,809, (b) $6,451, (c) $0; G.
        Cohen (a) $14,512, (b) $7,920, (c) $0; D. Olson (a) $0, (b) $0, (c)
        $5,500.

OPTION GRANTS DURING 2000 FISCAL YEAR

        The following table provides information regarding stock options granted during fiscal 2000 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                                           Individual Grants
                   -------------------------------------------------------------------
                                  Percent of Total    Exercise or
                       Options     Options Granted     Base Price        Expiration
Name                   Granted     in Fiscal Year     per SHARE(1)          Date
Rick N. Diamond        100,000          19.4%             $1.17       February 4, 2010

Gary B. Cohen          100,000          19.4               1.17       February 4, 2010

Dana Olson              25,000           4.8               1.06       February 4, 2010
                        20,000           3.9               0.88       October 17, 2010
                     ---------        ------
                        45,000           8.7

Lois Dirksen            25,000           4.8               1.06       February 4, 2010
                         5,000           1.0               0.88       October 17, 2010
                     ---------        ------
                        30,000           5.8%

(1) All of these options were granted pursuant to the Company's 1996 Stock Option Plan.

(2) Generally one-half of each option became exercisable immediately with the other half becoming exercisable on the first anniversary of the date of the grant, except as follows: Olson, 20,000 options, and Dirksen, 5,000 options, which will be vested annually over a five-year period as of the date of the option with the first one-fifth vesting immediately.

OPTION EXERCISES DURING 2000 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2000 and the number and value of options at December 31, 2000. The Company does not have any outstanding stock appreciation rights.

                                                                    Value of
                                                                   Unexercised
                             Number of Unexercised                in-the-Money
                                  Options at                       Options at
                               December 31, 2000                December 31, 2000
Name                       Exercisable/Unexercisable        Exercisable/Unexercisable
Rick N. Diamond               50,000        50,000            $4,000       $4,000
Gary B. Cohen                 50,000        50,000             4,000        4,000
Dana Olson                   150,500        39,500             3,855        8,295
Lois Dirksen                  43,000        27,500             4,945        3,855

COMPENSATION TO DIRECTORS

        Non-employee members of the Board of Directors receive a per-meeting payment of $500 for formal meetings and $200 for meetings held by telephone conference call. In addition, the Board of Directors has granted to each director nonqualified options to purchase 31,000 shares of Common Stock, with the exception of Mr. Madison who has been granted 30,000 shares, which became exercisable immediately.

        Franchot, Cohen, & Associates, an executive search firm, billed the Company $59,000, $0, and $7,302 for services provided to the Company in 2000, 1999, and 1998, respectively. Douglas W. Franchot, a director of the Company, is President of Franchot, Cohen and Associates.

EMPLOYMENT AGREEMENTS AND BUY/SELL ARRANGEMENTS

        Each of Mr. Diamond and Mr. Cohen has entered into an employment agreement dated June 30, 1996, with the Company. These agreements have an initial term of two years with automatic one year extensions, unless terminated in writing within sixty (60) days prior to the renewal date. The agreements provide for a minimum annual base salary, currently at $250,000. If employment is terminated by either party following the initial two-year term, Mr. Diamond and Mr. Cohen will receive 12 months salary and health benefits. These agreements require each of Mr. Diamond and Mr. Cohen to vote his shares for election of the other to serve on the Company's Board of Directors. Each of these agreements includes strict confidentiality protections and prohibits each of Mr. Diamond and Mr. Cohen from competing with the Company for a period equal to the period during which the Company is obligated to make severance payments.

        Each of Mr. Diamond and Mr. Cohen has entered into a Buy/Sell Agreement with the Company and each other. These Agreements give each of Mr. Diamond and Mr. Cohen the option to purchase shares of the Company's stock from the other in the event the other dies, attempts a voluntary sale of stock, or is subject to a possible involuntary transfer of the stock. In addition, these Agreements require each of Mr. Diamond and Mr. Cohen to maintain life insurance on each other and to use the proceeds thereof to purchase shares from the decedent's estate at fair market value. The Company has an option to purchase any shares not purchased by Mr. Diamond or Mr. Cohen, as the case may be. In all instances, purchase options are at fair market value, as measured by the average market price of the Company's publicly traded common stock over a period of 90 days prior to the event giving rise to an option.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 2000, all officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

CERTAIN TRANSACTIONS

        STOCK OPTION VOTING AGREEMENT. Each holder of stock options under the Company's 1996 Stock Option Plan has entered into a voting agreement which grants to Mr. Diamond and Mr. Cohen (acting jointly) the voting rights for all shares acquired pursuant to exercise of such options, until the earlier of five years from date of exercise or until the holder sells such shares in the public market. Shares sold into the public market will not thereafter be subject to the voting agreement.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is responsible for selecting auditors, ensuring the fiscal integrity of the Company and establishing and reviewing internal controls. The Audit Committee adopted a Charter of its responsibilities on May 26, 2000, which is attached as Appendix 1 to this Proxy Statement. The Audit Committee is comprised of the following directors: Thomas F. Madison, Chair; Douglas W. Franchot; and Phillip T. Levin.

        In accordance with the recently adopted SEC standards for independence of audit committee members, the Board of Directors considers all of the members of the Audit Committee to be independent. None of the members of the Audit Committee was an officer or employee of the Company during or prior to 2000, or had a relationship with the Company that would, in the opinion of the Board of Directors, interfere with the exercise of his independence from management and the Company. All of the members of the Audit Committee have substantial experience in financial matters and business operations.

        The Audit Committee has (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the Company's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received from the auditors disclosures regarding the auditors' independence in accordance with Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence; and (iv) considered whether the level of non-audit services provided by Deloitte & Touche LLP is compatible with maintaining the independence of its auditors.

        During fiscal year 2000, Deloitte & Touche LLP provided various audit, audit-related, and non-audit services to the company as follows:

a)      Audit Fees:
        Aggregate fees billed for professional services rendered for the audit of the Company's 2000 annual financial statements and review of financial statements in the Company's Form 10-QSB Reports were $42,300.

b)      Financial Information Systems Design and Implementation Fees:
        Aggregate fees billed for services rendered during 2000 were $0.

c)      All Other Fees:
        All other fees for 2000, principally consisting of fees for tax consulting, internal audit outsourcing, and other services were $48,530.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2000 be included in the Company's 2000 Annual Report on Form 10-KSB for filing with the SEC. In addition, the Audit Committee, through its Chair, reviewed the Company's quarterly results prior to public release.

        Thomas F. Madison, Chair      Douglas W. Franchot      Philip T. Levin
        Audit Committee of ACI Telecentrics, Inc. Board of Directors

                                 OTHER BUSINESS

        Management knows of no other matters to be presented at the 2001 Annual Meeting. If any other matter properly comes before the 2001 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

        Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2002 Annual Meeting must be received by the Company by December 17, 2001 to be includable in the Company's proxy statement and related proxy for the 2002 Annual Meeting.

        Also, if a shareholder proposal intended to be presented at the 2002 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after March 2, 2002, then management named in the Company's proxy form for the 2002 annual meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's materials.

                                  ANNUAL REPORT

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

                                   FORM 10-KSB

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-KSB. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-KSB AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO WILLIAM C. NOLTE, CHIEF FINANCIAL OFFICER, ACI TELECENTRICS, INCORPORATED, 3100 WEST LAKE STREET, SUITE 300, MINNEAPOLIS, MINNESOTA 55416. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 23, 2001, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS. COPIES OF THE COMPANY'S 10KSB, PROXY AND OTHER INFORMATION MAY ALSO BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT http://www.sec.gov.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Rick N. Diamond, Chief Executive Officer

Dated: April 23, 2001

                                                                      APPENDIX 1

            AUDIT COMMITTEE CHARTER OF ACI TELECENTRICS, INCORPORATED

COMMITTEE PURPOSE

        The Board of Directors ("Board") is the ultimate corporate governance body of ACI Telecentrics, Incorporated ("Company"). As such, the Board is charged with overseeing all material aspects of the Company's operations. To assist the Board in performing its oversight role, and to help the Board meet its fiduciary duties to the shareholders of the Company, the Board has created an audit committee ("Committee"). For its part, the Committee is charged with the active and regular performance of the Board's supervision of the Company's internal control systems, its external and internal audit process, and its external and internal financial reporting process. This audit committee charter is intended to set forth the roles, responsibilities, authority, and procedures of the Committee.

        The Committee's main role includes a particular focus on the qualitative aspects of financial reporting. Accordingly, one of the Committee's main responsibilities will be to coordinate and control the Company's internal control procedures, as well as its procedures for periodically reviewing and assessing the effectiveness of its internal control procedures. Such internal control procedures include, but are not limited to, those designed to identify, manage, monitor, and ultimately account for and report on the business transactions and risks arising from the Company's operating and nonoperating activities. The Committee's role will culminate with the annual preparation of the Company's audited financial statements, which the Committee will recommend to the Board as provided herein.

COMMITTEE MEMBERSHIP

        The Committee shall consist of at least two (2) and no more than four
(4) independent directors. "Independent director" means a person other than an individual having a relationship which, in the opinion of Company's Board, would interfere with the exercise of independent, disinterested judgment in carrying out the responsibilities of a Committee member. Though not all-inclusive, the following categories of people shall NOT be considered independent for audit committee purposes:

        (1) a director who is or was employed by the Company or any of its affiliates for the current or any of the past three years;

        (2) a director who is an immediate family member(1) of any management-level employee of the Company;

        (3) a director who personally accepted any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

        (4) a director who is a partner, controlling shareholder, or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the securities of the Company


----------------------------
(1) As used in this charter, the phrase "immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in the director's home.

                or organization) that exceed 5% of the Company's or organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

        (5) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

STRUCTURE

        The Committee members shall be appointed by the Board, in accordance with the preceding independence requirements. Each appointment shall be for an indefinite term, but the Board may remove Committee members at any time by Board action. If a Committee member is removed or resigns from the Committee, he or she shall serve until a successor is appointed.

        The Committee shall elect a chairperson annually. The chairperson shall create the agenda for Committee meetings and otherwise preside over Committee meetings. It is expected that the chairperson will ask for management and key Committee advisors (e.g., director/manager of Company internal audit, Company legal counsel, and Company external auditors) to participate in Committee meetings as appropriate.

MEETINGS

        The Committee shall meet at least four times annually (ideally, once within 45 days from the end of each fiscal quarter). Additional meetings shall be scheduled as considered necessary by the Committee chairperson. Minutes of all meetings shall be recorded and maintained by the Committee.

REPORTING TO THE BOARD

        The Committee chairperson shall formally report (whether as required pursuant to specific requirements herein or otherwise) to the Board at least semi-annually. In addition, summaries of Committee minutes for all Committee meetings held between each Board meeting, separately identifying all unusually significant items, shall be made available to the Board at least one week prior to the Board meeting to be held subsequent to such Committee meetings.

QUORUM

        A majority of the appointed Committee members shall constitute a quorum and shall be able to conduct the Committee's business.

COMMITTEE EXPECTATIONS AND INFORMATION NEEDS

        The Committee shall communicate Committee expectations regarding the nature, timing, and extent of Committee information needs to management, internal audit, and external parties including external auditors. At a minimum, summary written materials, including quarterly financial statements with variance analyses (i.e., comparisons to both budget and prior period actual results) and key performance trends and indicators shall be received from management and internal/external auditors at least one week prior to scheduled meetings. Meeting conduct will assume Board members have reviewed written materials in sufficient depth to participate in Committee and/or Board dialogue.

DUTIES AND RESPONSIBILITIES

        In accordance with the Committee's purpose, it shall have the following duties and responsibilities:

AUDIT & REVIEW FUNCTION

        The Committee shall select, or nominate for selection by the Board and/or shareholders, the Company's external auditors.

        The Committee shall annually ensure receipt of a formal written statement from the external auditors consistent with Independence Standards Board Standard 1. Additionally, the Committee shall discuss with the external auditor any relationships or services that may affect the external auditor's objectivity or independence. If the Committee is not satisfied with the external auditor's assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of the external auditor.

        The Committee shall make clear to management and the external auditors that the external auditors must consider the Committee to be its client and not management. Toward this end, the Committee shall meet annually with the external auditors, without management or others present, in order to assess the performance and ethical disposition (i.e., the "tone-at-the-top") of the financial and accounting management and the effectiveness and independence of the internal auditors.

        The Committee shall annually review, with or without management consultation, the performance (effectiveness, objectivity, and independence) of the external auditors.

        The Committee shall annually consider the scope of the annual audit, staffing of the annual audit, and accounting fees for the annual audit to ensure that the economics support the scope and staffing of the annual audit.

        The Committee shall review with the CFO or principal internal auditor and external auditor the annual audit plans and quarterly review plans of each, including the degree of coordination and cooperation concerning the respective plans.

        The Committee shall inquire as to, and be satisfied with, the extent to which the planned audit scope can be relied upon to detect fraud or weaknesses in internal controls.

RISK MANAGEMENT FUNCTION

        The Committee shall ensure that the director/manager of internal audit periodically reports (as deemed necessary) directly to the Committee. The Committee shall meet with the internal auditor director/manager and other key internal audit staff members at least annually, without management or others present, to discuss the adequacy of resources for the internal audit function and the level of cooperation that internal audit receives from Company management.

        The Committee shall inquire of management, internal auditors, and external auditors about the adequacy of the Company's internal control procedures as a complete system, as well as the discovery of any individually material gaps and/or failures in the Company's internal control procedures.

        The Committee shall meet periodically with those members of management responsible for Company risk assessment and risk management to understand and evaluate the Company's risk assessment and risk management efforts.

        The Committee shall instruct the internal and external auditors, Chief Executive Officer, and Chief Financial Officer that the Committee expects to be advised if there are areas of Company operation that, consistent with the Committee's purpose, require its special attention.

FINANCIAL REPORTING FUNCTION

        The Committee shall obtain from management explanations for all significant budget-to-actual variances in the financial statements between relevant periods (e.g., year-to-year and quarter-to-quarter), as well as trends and significant changes in actual results between relevant periods.

        The Committee shall inquire about the existence and substance of any significant accounting accruals, reserves, contingencies, and estimates made by management that have a material impact on the financial statements and of the external auditor's opinions regarding the quality (i.e., adequacy, including over-adequacy) of all such items.

        The Committee shall inquire as to the external auditor's views about whether management's choices of accounting principles (and their application of those accounting principles) are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles and practices are common or are minority practices.

        The Committee shall inquire as to any material changes in the selection and/or application of accounting principles from the prior period and of the effect of such changes in the Company's financial statements (e.g., on earnings per share).

        The Committee shall inquire of management and the external auditors to ascertain whether there were any significant financial reporting issues that arose during the accounting period and if so how they were resolved.

        The Committee shall review the letter of management representations given to the external auditors and inquire whether they encountered any difficulties in obtaining the letter or any specific representations therein.

        The Committee shall discuss with management and the external auditors the substance of any significant issues raised by in-house and outside legal counsel concerning litigation, contingencies, claims, or assessments and understand how such matters are reflected in the Company's financial statements.

        The Committee shall review with management the MD&A section of the annual report and ask the extent to which the external auditors reviewed the MD&A section and inquire of the external auditors to ascertain whether the other sections of the annual report to stockholders are consistent with the information reflected in the financial statements.

        The Committee shall inquire of the external auditors to determine whether footnote disclosures adequately clarify and expand on the financial statements.

        The Committee shall, jointly with the Board, consider whether the external auditors should meet with the Board to discuss any matters relative to the financial statements and to answer any questions that other directors may have.

        The Committee shall prepare an annual Audit Committee Report to be presented to the Board. The Audit Committee Report shall include, at a minimum, the following representations:

        (1) that the Committee has reviewed and discussed the audited financial statements with management;

        (2) that the Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

        (3) that the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence;

        (4) that, based on the review and discussions referred to in paragraphs (1) through (3) of this item, the Committee recommends (or declines to recommend) to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission; and

        (5) that the individual Committee members, and the Committee in the aggregate, complies with the Committee independence requirements set forth in this charter.

        The Audit Committee Report may include other information that the Committee deems appropriate. The Committee will prepare the Audit Committee Report with the understanding that its representations will in used by the Board and the Company to comply with Item 306 of Regulation S-B and Item 7(e)(3) of
Schedule 14A as those regulations affect the Company.

GENERAL

        The Committee shall assess and report to the Board on its compliance with this charter on an annual basis. This information may be included in the Audit Committee Report referred to above. The Board shall consider the Committee's report to the Board pursuant to this requirement (and the Audit Committee Report if prepared separately) to determine if changes to the Committee membership (e.g., composition and member number) are appropriate.

        The Committee shall recommend to the Board any necessary changes to this charter on an annual basis.

        The Committee shall conduct an appropriate review of all proposed related party transactions that are individually in excess of $1000 in order to ensure that such transactions are on terms that are materially similar to those that could be obtained in arm's-length transactions with independent third parties or are otherwise fair to and in the best interests of the Company. Documentation of each such review and the Committee's recommendation to the Board regarding whether the Board should approve or disapprove of the relevant related party transaction shall be maintained by the Committee.

AUTHORITY

The Committee has authority to:

        Conduct such studies, analyses, and evaluations necessary to perform the duties and fulfill the responsibilities assigned to it by the Board.

        Have full and independent access to Company personnel, after first notifying the Chief Executive Officer or the Chief Financial Officer of the intention to interview personnel (excluding the director/manager of internal audit who may be consulted without notice).

        Have full and independent access to Company financial and other information.

        Seek and employ such outside consulting assistance as it determines necessary to fulfill its responsibilities. To the extent the Committee determines to expend in excess of $10,000 during any fiscal year on such consulting assistance, it shall seek approval from the Board of such excess expenditures.

        Take or cause to be taken all necessary action in order to implement and carry out its responsibilities pursuant to this charter.

                             ACI TELECENTRICS, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2001
                                    3:30 P.M.

                            FREDRIKSON & BYRON, P.A.
                            100 INTERNATIONAL CENTRE
                            900 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA



ACI TELECENTRICS, INC.
3100 WEST LAKE STREET, SUITE 300
MINNEAPOLIS, MINNESOTA 55416                                               PROXY
--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Rick N. Diamond and Gary B. Cohen, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated, all shares of the Common Stock of ACI Telecentrics, Incorporated registered in the name of the undersigned at the 2001 Annual Meeting of Shareholders of the Company to be held at the offices of Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m., on Thursday, May 24, 2001, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ACI Telecentrics, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.














                               PLEASE DETACH HERE





          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1. Set the number of directors at six (6).                                         [ ] For      [ ] Against      [ ] Abstain

2. Election of directors: 01 Rick N. Diamond          04 Douglas W. Franchot       [ ] Vote FOR            [ ] Vote WITHHELD
                          02 Gary B. Cohen            05 Phillip T. Levin              all nominees            from all nominees
                          03 Seymour Levy             06 Thomas F. Madison             (except as marked)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,            [                      ]
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)           [                      ]

3. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH
PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.


Address Change? Mark Box   [ ]
Indicate changes below:
                                         Date ____________________________, 2001

                                        [                                      ]
                                        [                                      ]
                                        Signature(s) in Box
                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        name appears at the left, indicating,
                                        where proper, official position or
                                        representative capacity. For stock held
                                        in joint tenancy, each joint owner
                                        should sign.